UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2015

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma		73107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 1, 2015, El Dorado Chemical Company (“EDCC”), a subsidiary of LSB Industries, Inc., entered into a Ninth Amendment (the “Amendment”) to the Anhydrous Ammonia Sales Agreement, dated December 3, 2008 with an effective date of January 1, 2009 (the “Sales Agreement”), with KOCH Nitrogen International Sàrl (“KOCH”). The Amendment extends the term of the Sales Agreement from December 31, 2015 to the earlier of (i) December 31, 2016, or (ii) the date on which EDCC’s ammonia plant located in El Dorado, Arkansas comes on stream. The Sales Agreement, as amended, describes the terms and conditions under which KOCH provides anhydrous ammonia to EDCC’s El Dorado, Arkansas, chemical processing facility. Anhydrous ammonia is the primary raw material for the chemical products manufactured and sold by EDCC.

The foregoing summary description of the Agreement is a summary and is qualified in its entirety by the actual terms and conditions of the Amendment, which will be filed as an exhibit to our Annual Report on Form 10-K for the year ending December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2015

LSB INDUSTRIES, INC.

By:	/s/ Mark T. Behrman
Name:	Mark T. Behrman
Title:	Executive Vice President of Finance and Chief Financial Officer